EXHIBIT 23(a)








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                               HART & TRINEN, LLP
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061


                              CONSENT OF ATTORNEYS

      Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-1 whereby certain shareholders of CEL-SCI propose to sell up to 26,213,952 shares of CEL-SCI's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                              HART & TRINEN, L.L.P.



                               /s/ William T. Hart
                                ---------------------------------
                                 William T. Hart

Denver, Colorado
August 29, 2006


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